Exhibit 10.67

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

COMSTOCK GROWTH FUND, L.C.

EFFECTIVE DATE: May 22, 2018

THE INTERESTS OF THE MEMBERS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE OR THE DISTRICT OF COLUMBIA. NO RESALE OF A MEMBERSHIP INTEREST BY A MEMBER IS PERMITTED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND ANY VIOLATION OF SUCH PROVISIONS COULD EXPOSE THE SELLING MEMBER AND THE COMPANY TO LIABILITY.

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

COMSTOCK GROWTH FUND, L.C.

May 22, 2018

i

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF COMSTOCK GROWTH FUND, L.C.

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT is made effective for all purposes and in all respects as of May 22, 2018, by and among the undersigned persons and entities and all persons or entities who execute a counterpart of this Agreement and become a Member (as hereinafter defined) in accordance with the provisions hereof.

WHEREAS, the Company (as hereinafter defined) was established by execution of the Operating Agreement of Comstock Growth Fund, L.C. dated October 8, 2014, which was later amended by the Amended and Restated Operating Agreement of Comstock Growth Fund, L.C. dated December 18, 2014 (collectively, the “Original Operating Agreement”); and

WHEREAS, the parties hereto constituting all of the Members of the Company desire to enter into this Second Amended and Restated Operating Agreement to provide for the operation, regulation and management of the Company pursuant to Section 13.1-1023 of the Annotated Code of Virginia, as amended from time to time, which will replace and supersede the Original Operating Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1. DEFINITIONS.

1.1    Definitions. The following terms shall have the meanings set forth below for purposes of this Agreement:

“Act” shall mean the Virginia Limited Liability Company Act, Annotated Code of Virginia, Section 13.1-1000, et seq., as amended from time to time, and any successor law or laws.

“Additional Member” shall mean those Persons, other than those designated on Schedule 1, admitted to the Company pursuant to the terms hereof.

“Adjusted Capital Account Balance” shall, with respect to each Member, mean the balance, if any, in such Member’s Capital Account as of the end of the applicable fiscal year of the Company, adjusted for the following:

(a)    Such Capital Account shall be credited for any amounts to which such Member is obligated or treated as obligated to restore with respect to any deficit balance in its Capital Account pursuant to Treasury Regulations §§ 1.704-l(b)(2)(ii)(b)(3) and 1.704-l(b)(2)(ii)(c), respectively, plus such Member’s share of liabilities of the Company for which any Member has individual and ultimate liability for repayment.

(b)    Such Capital Account shall be credited for any amounts which such Member is deemed to be obligated to restore with respect to any deficit balance in its Capital Account pursuant to the next to last sentences of each of Treasury Regulation §1.704-2(g)(1) (that is, the Member’s share of the Company minimum gain) and Treasury Regulation §1.704-2(i)(5) (that is, the Member’s share of the minimum gain attributable to Member Nonrecourse Debt).

(c)    Such Capital Account shall be debited for any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulation §1.704-1 (b)(2)(ii)(d).

“Affiliate” of any specified Person shall mean (a) any other Person controlling, controlled by, or under common control with, such specified Person, directly or indirectly; (b) any director, officer, partner, or trustee of the specified Person; (c) any Person directly or indirectly beneficially owning or controlling 10% or more of the voting securities of, or otherwise having a substantial beneficial interest in, the specified Person; and (d) any spouse, brother, sister, mother, father, or child of the specified Person, or any trust for the primary benefit of one or more of the foregoing Persons.

“Agreement” shall mean this Operating Agreement and all exhibits attached hereto and made a part hereof, as amended and in effect from time to time.

“Capital Account” shall, with respect to each Member, mean the separate “book” account for such Member to be established and maintained in all events in the manner provided under, and in accordance with, Treasury Regulation § 1.704-l(b)(2)(iv), as amended, and in accordance with the other provisions of Treasury Regulation § 1.704-l(b) that must be complied with in order for the Capital Accounts to be determined and maintained in accordance with the provisions of Treasury Regulation § 1.704-l(b)(2)(iv).

(a)    In furtherance of and consistent with the foregoing, a Member’s Capital Account shall include generally, without limitation, the Capital Contribution of a Member (as of any particular date) along with the Origination Fee unless the same is deducted from a Member’s Capital Contribution in accordance with Section 8.1, (i) increased by the Member’s allocable share of Profit (as defined in Section 10.1 hereof), income, and gain of the Company (including, if such date is not the close of the Company Accounting Year, the allocable share of Profit, income and gain of the Company for the period from the close of the last Company Accounting Year to such date); and (ii) decreased by the Member’s allocable share of Loss and deductions of the Company and distributions by the Company to such Member (including, if such date is not the close of the Company Accounting Year, the allocable share of Loss and deductions of the Company and distributions by the Company during the period from the close of the last Company Accounting Year to such date). For purposes of the foregoing, distributions of property shall result in a decrease in a Member’s Capital Account equal to the Gross Asset Value of such property distributed (less the amount of indebtedness, if any, of the Company which is assumed by such Member and/or the amount of indebtedness, if any, to which such property is subject, as of the date of distribution) by the Company to such Member.

(b)    In the event that the Gross Asset Value of the Company Assets is adjusted under and pursuant to the definition in this Section, the Capital Accounts of all Members shall be adjusted simultaneously therewith in order to reflect the aggregate net adjustment which would have occurred if the Company had recognized Profit or Loss equal to the amount of such aggregate net adjustment upon the disposition of the Company Assets at a purchase price equal to their Gross Asset Values, and such Profit and Loss was allocated pursuant to Article 10 hereof.

(c)    In the event that the provisions of Treasury Regulation § 1.704-l(b)(2)(iv) fail to provide guidance on how adjustments to the Capital Accounts of the Members should be made to reflect particular adjustments to Company capital on the books of the Company, then such Capital Account adjustments shall be made by the Manager in its reasonable determination, with the review and concurrence of the Company’s certified public accountants and/or with the advice of the professional tax advisors of the Company, in a manner that (i) maintains equality between (A) the aggregate Capital Accounts of the Members, and (B) the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes in accordance with Treasury Regulation § 1.704-l(b); (ii) is consistent with the underlying economic arrangement among the Members; and (iii) is based, wherever practicable, on federal tax accounting principles.

“Capital Contribution” or “Capital Contributions” shall mean the aggregate amount of cash and/or the Gross Asset Value of property including, but not limited to, the Origination Fee, and any other amounts paid by or for a Member (less the amount of indebtedness, if any, of such Member that is assumed by the Company and/or the amount of indebtedness, if any, to which such property is subject, as of the date of contribution (without regard to the provisions of Code § 7701(g)) contributed by a Member to the capital of the Company, as well as any additional contributions made to (or for the benefit of) the Company pursuant to this Agreement, including, but not limited to, any amounts paid by a Member (except to the extent (a) indemnification is made by another Member, or (b) such other Member has a claim of contribution against any other Member) in respect of any claims, liabilities or obligations against the Company and/or pursuant to any guaranty of Company indebtedness by such Member. It is agreed that as of the date of this Agreement, each Member has committed to make, or has previously made, the Capital Contribution set forth next to his or its name on Schedule 1 attached hereto.

“Capital Loan Availability” shall mean the aggregate amount of all Capital Contributions made to the Company, less the Origination Fee and Member Reimbursements.

“Certificate” shall mean the Articles of Organization of the Company, as provided for pursuant to the Act, as originally filed with the office of the Commonwealth of Virginia State Corporation Commission, as amended and/or restated from time to time as herein provided.

“CGF II Loan” shall mean that certain promissory note dated December 29, 2015 in the current outstanding principal balance of $3,000,000 between Comstock as the borrower and Comstock Growth Fund II, L.C. as the lender.

“Class A Members” shall mean those Members who have (i) a current Capital Account balance in the amount set forth on Schedule 1-A, and (ii) have elected to receive cash interest payments under the Loan from Distributable Cash Flow of the Company.

“Class B Members” shall mean those Members who have (i) a current Capital Account balance in the amount set forth on Schedule 1-B, and (ii) have elected to receive 1,852 shares of Comstock Class A Common Stock for each $50,000 of Capital Account balance, on a pro rata basis, in lieu of an annual cash interest payment from Distributable Cash Flow of the Company, concurrent with the Effective Date of the Agreement.

“Comstock Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of Comstock owned by the Company.

“Comstock Class B Common Stock” shall mean the Class B common stock, par value $0.01 per share, of Comstock owned by the Company

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor law or laws.

“Company” shall mean Comstock Growth Fund, L.C., a Virginia limited liability company, as said limited liability company may from time to time be constituted.

“Company Accounting Year” shall mean the accounting year of the Company, ending December 31 of each year, unless the Manager shall reasonably determine that it is in the best interests of the Company to have a different accounting year.

“Company Assets”, at any particular time, shall mean any assets or property (real or personal, tangible or intangible, fixed or contingent) of the Company.

“Company Business” shall have the meaning set forth in Article 5 herein.

“Company Interest” or “Membership Interest” or “Percentage Interest” shall mean each Member’s percentage of ownership interest in the Company, as reflected on either Schedule 1-A or Schedule 1-B attached hereto, subject to any adjustment made under the terms of this Agreement (including, without limitation, any dilution made in accordance with Section 6.13, 8.1(b) and (c).

“Comstock” shall mean Comstock Holding Companies, Inc., a Delaware corporation.

“Distributable Cash Flow” shall mean all cash amounts received by the Company (such as, but not limited to, monthly interest and curtailments under the Loan, the Origination Fee, rental revenue, loan or refinance proceeds, partnership distributions, stock dividends or similar distributions, net proceeds on the sale of any Company Asset, and the Capital Contributions of the Members), plus any other funds (including amounts previously set aside as reserves by the Manager, where and to the extent it no longer regards such reserves as necessary in the efficient conduct of the Company Business deemed available for distribution by the Manager), less (a) the total cash disbursements of the Company in the ordinary course of the Company Business (such as, but not limited to, operating expenses of the Company and repayments of any loans or paid in capital made to the Company by any Person whatsoever (including Members) and permitted Manager reimbursements; less (b) such reserves as are necessary to meet any loan covenants in financial agreements; if any, and less (c) such reserves or other uses of cash as the Manager, in its reasonable discretion, shall deem to be necessary for the efficient conduct of the Company Business.

“Effective Date” shall mean the date inserted in the opening paragraph of this Agreement.

“Gross Asset Value” shall mean, with respect to any asset of the Company, the asset’s adjusted basis for federal income tax purposes; provided, that (a) the Gross Asset Value of any asset contributed or deemed contributed by a Member to the Company or distributed or deemed distributed to a Member by the Company shall be the gross fair market value of such asset (without taking into account Code § 7701(g)), as reasonably determined by the contributing or distributee Member, as the case may be, and the Company; (b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (without taking into account Code § 7701(g)), as reasonably determined by the Manager, upon the termination of the Company for federal income tax purposes pursuant to Code § 708(b)(1)(B); and (c) the Gross Asset Values of all Company assets may be adjusted to equal their respective gross fair market values (taking into account Code § 7701(g)), as reasonably determined by the Manager, as of (i) the date of the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution to the capital of the Company, or (ii) upon the distribution by the Company to a retiring or continuing Member of more than a de minimis amount of Company property other than money in reduction of such Member’s interest in the Company. Any adjustments made to the Gross Asset Value of Company assets pursuant to this Section shall be reflected in the Members’ Capital Account balance in the manner set forth in Treasury Regulation § 1.704-l(b) and this Agreement.

“Initial Closing” shall mean the execution of the Agreement by the Manager upon the collection by the Manager of initial Capital Contributions equal to $10,000,000, or such lesser amount as it estimates may be required by the Company to adequately fund the Loan.

“Loan” shall mean a loan in the current amount of Thirteen Million One Hundred Seven Thousand, One Hundred Fifty and No/100 Dollars ($13,107,150.00) made by the Company to Comstock but in no event to exceed the Capital Loan Availability. The Loan shall bear interest at three and eighty-nine one-hundredths percent (3.89%), with interest calculated monthly commencing on the date of execution of the Note and due and payable monthly in arrears commencing on the last date of the first month after the execution of the Loan (the first payment shall include all unpaid interest accrued).

“Major Decision” shall mean a decision relating to a modification of the Loan or a material and fundamental change in the business of the Company from the business described in Article 5 hereof.

“Majority of Members” shall mean the Members who, in the aggregate, own more than 51% of the Company Interest as of the Effective Date of this Agreement.

“Manager” shall mean that Person elected by the Members to serve as manager of the Company pursuant to Section 7.3 of this Agreement, including any successor Manager duly appointed or elected in accordance with the terms of this Agreement.

“Member(s)” shall mean collectively those Persons designated as a Class A Member or Class B Member on Schedules 1-A and 1-B attached hereto and any amendment thereof.

“Member Non-recourse Debt” shall mean any non-recourse liability (that is, any liability considered nonrecourse for purposes of Treasury Regulation § 1.1001-2 and any other liability for which the creditor’s right to repayment is limited to one or more of the Company Assets), or portion thereof, for which a Member bears (or is deemed to bear) the economic risk of loss within the meaning of Treasury Regulation § 1.752-2(b)(1).

“Member’s or Members’ Loans” shall mean any loans to the Company made by Members in accordance with Section 8.4 hereof.

“Member Reimbursement” shall mean reimbursement to a Member by the Manager of the Company of any reasonable documented third party legal, tax, accounting or banking costs and expenses directly attributable to the making of its Capital Contribution by a Member to the Company, as determined by the Manager in its reasonable discretion.

“Negative Capital Account” shall mean a Capital Account with a balance less then zero.

“Net Capital Investment” shall, as to each Member as of any particular date, mean an amount (but not below zero) equal to (a) such Member’s Capital Contributions actually made to the Company, less (b) any distributions actually made to such Member pursuant to Article 9 hereof.

“Note” shall mean the Second Amended and Restated Promissory Note dated April 16, 2018 entered into by the Company evidencing the Loan, replacing and superseding that certain Amended and Restated Promissory Note dated December 17, 2014, as amended by the Allonge to Amended and Restated Promissory Note dated October 17, 2015, as amended by the Second Allonge to Amended and Restated Promissory Note dated October 10, 2017.

“Origination Fee” shall mean one percent (1%) of the Loan paid by Comstock to the Company. The Origination Fee was allocated to each Member based on its Capital Contribution either as an addition to a Member’s Capital Account and distributed as determined by the Manager or as a deduction from a Member’s Initial Capital Contribution with an appropriate credit to its Capital Account.

“Person” shall mean any natural person, his heirs, executors, administrators, legal representatives, successors and assigns where the context so admits, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, corporation, trust, estate, sole proprietorship, unincorporated organization, association, employee organization, mutual company, joint stock company, firm, institution, or other entity.

“Positive Capital Account” shall mean a Capital Account with a balance greater than zero.

“Target Capital Account” shall, with respect to each Member as of any particular date, mean the sum of (a) such Member’s Capital Account, plus (b) the amount that such Member is deemed to be obligated to restore with respect to any deficit balance in its Capital Account pursuant to the next to last sentences of each of Treasury Regulation § 1.704-2(g)(1) (that is, the Member’s share of the Company minimum gain) and Treasury Regulation § 1.7042(i)(5) (that is, the Member’s share of the minimum gain attributable to Member Nonrecourse Debt).

“Tax Matters Member” shall mean the Member designated in Section 7.13.

“Total Capital Contribution” shall mean the aggregate amount of Capital Contributions made to the Company, as may be adjusted from time to time in accordance with the terms of this Agreement, but in no event to exceed $25,000,000.

“Treasury Regulation” shall mean the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (its being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations.

“Warrants” means the warrants to purchase shares of Comstock Class A Common Stock, the terms and conditions of which are set forth in separate warrant agreements, held by the Company.

ARTICLE 2. FORMATION; NAME OF THE COMPANY.

2.1.    Company Formation. The parties hereto have formed and agree to continue the Company pursuant to the provisions of the Act. The terms and provisions hereof will be construed and interpreted in accordance with the terms and provisions of the Act, and if any of the terms and provisions of this Agreement should be deemed inconsistent with those of the Act, the Act will be controlling unless otherwise provided herein. The Members intend that the Company shall be taxed as a partnership for state and/or federal income tax purposes. Each party hereto represents and warrants that it is duly authorized to join in this Agreement and that the Person executing this Agreement on behalf of each party is duly authorized to do so.

2.2.    Name. The name of the Company is “Comstock Growth Fund, L.C.” The business of the Company shall be conducted under such name or such other names as the Manager or the Members may from time to time determine.

2.3    The Certificate, etc. The Members hereby agree to execute, file, and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation, and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the Commonwealth of Virginia and any other jurisdiction in which the Company may own property or conduct business.

ARTICLE 3. PRINCIPAL OFFICE AND PLACE OF BUSINESS.

3.1.    Principal Office. The principal office of the Company at which the records of the Company shall be kept is 1886 Metro Center Dr., 4th Floor, Reston, Virginia 20190, or such other address designated by the Manager. The Company may have such other or additional offices as the Manager, in its sole discretion, shall deem advisable.

3.2.    Registered Agent. The registered office of the Company in the Commonwealth of Virginia is 1886 Metro Center Dr., 4th Floor, Reston, Virginia 20190 and the name of the registered agent of the Company in the Commonwealth of Virginia at such address is Christopher Clemente.

3.3    Change. The principal business office, the registered office, and the registered agent of the Company may be changed by the Manager from time to time in accordance with the applicable provisions of the Act and any other applicable laws.

ARTICLE 4. TERM.

The term of the Company shall continue in perpetuity, unless it is earlier terminated in accordance with the provisions of this Agreement or the provisions of the Act.

ARTICLE 5. BUSINESS OF THE COMPANY.

5.1    Purposes. The purposes of the Company are (a) to make the Loan to Comstock, the proceeds of which may be used in the discretion of Comstock to fund Comstock’s strategic growth initiatives and for general corporate purposes; (b) to take such other actions, or do such other things, as are necessary or appropriate (in the sole discretion of the Members or of the Manager) to carry out the provisions of this Agreement; and (c) to engage in any other lawful act or activity for which limited liability companies may be organized under the Act, and by such statement all lawful acts and activities shall be within the purposes of the Company, except for express limitations, if any.

5.2    Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to (a) acquire by purchase, lease, contribution of property, or otherwise, own, sell, convey, transfer, assign or dispose of any real property or personal property that may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company; (b) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease, demolish, or otherwise dispose of any real or personal property, including the Comstock Class A Common Stock and the Warrants, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company; (c) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any assets of the Company; (d) invest or lend, on such terms as are acceptable to the Manager, any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement; (e) prepay in whole or in part, refinance, recast, increase, modify, or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals, or modifications of any mortgage or security agreement securing such indebtedness; (f) enter into, perform, and carry out contracts of any kind, including, without limitation, contracts with any Person affiliated with any of the Members, necessary to, in conjunction with, or incidental to the accomplishment of the purposes of the Company; (g) establish reserves for capital expenditures, working capital, debt service, taxes, assessments, insurance premiums, repairs, improvements, depreciation, depletion, obsolescence, and general maintenance of buildings and other property out of the rents, profits, or other income received; (h) employ or otherwise engage employees, managers, contractors, advisors and consultants and pay reasonable compensation for such services; (i) enter into partnerships or other ventures with other Persons in furtherance of the purposes of the Company; and (j) do such other things and engage in such other activities related to the foregoing as may be necessary, convenient, or advisable with respect to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

ARTICLE 6. MEMBERS.

6.1.    Identity. The names, Capital Contributions and Company Interests of the Members are set forth on Schedules 1-A and 1-B attached hereto, which shall be modified by the Manager, from time to time, as necessary to effect the addition or withdrawal of Members or any commitment by a Member to make additional Capital Contributions. Each Class A Member acknowledges and agrees that such Class A Member has elected to receive cash interest payments under the Loan from Distributable Cash Flow of the Company in accordance with this Agreement. Each Class B Member acknowledges and agrees that such Class B Member has elected to receive 1,852 shares of Comstock Class A Common Stock for each $50,000 of such Member’s Capital Contribution in lieu of an annual cash interest payment from Distributable Cash Flow of the Company. Upon the prior written request of a Member, a Member shall be entitled to Member Reimbursements upon submission of appropriate documentation to the Manager to support such Member Reimbursement.

6.2.    Liability of Members.

(a)    Except as provided in this Section and/or in Sections 6.2(b) and (c) below, no Member shall have any personal liability whatever in his capacity as a Member, whether to the Company, to any of the Members or to the creditors of the Company, for the debts, liabilities, contracts, or any other obligations of the Company or for any losses of the Company. A Member shall be liable to make only his Capital Contribution and shall not be required to lend any funds to the Company or, after his Capital Contribution shall have been paid, subject to the provisions of Sections 6.2(b) and (c) below, to make any further Capital Contributions to the Company or to repay to the Company, any Member, or any creditor of the Company all or any portion of any negative amount of such Member’s Capital Account.

(b)    If in accordance with any applicable state law, a member of a limited liability company may, under certain circumstances be required to return amounts previously distributed to such member, and if a court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, any such obligation shall be the obligation of such Member only.

(c)    If any Member is deemed to have received a distribution from the Company pursuant to Article 9, and the aggregate of such distributions exceeds the distributions to which such Member is otherwise entitled, such Member shall be obligated to repay such excess to the Company.

(d)    Neither the Manager nor any of its Affiliates shall have any personal liability for the return or repayment of the Capital Contribution of any Member, provided however, nothing herein shall limit the liability of Comstock as a Borrower under the Loan. The Manager shall not be liable to any Member by reason of any change in the federal income tax laws as they apply to the Company and the Members, whether such change occurs through legislative, judicial, or administrative action, so long as the Manager has acted in good faith and in a manner reasonably believed to be in the best interest of the Members.

(e)    Notwithstanding anything contained in this Agreement to the contrary, upon the dissolution and termination of the Company, no Member and neither the Manager, nor any of its Affiliates, shall have any personal liability to repay to the Company any portion or all of any Member’s Negative Capital Account.

6.3.    Meetings. Meetings of the Members may be called at any time by the Manager. A meeting shall be called by the Manager, promptly upon receipt of a written request therefor by Members holding in the aggregate Company Interests representing a Majority of Interests. If the Manager shall fail to call such meeting within 20 days after receipt of such request, any Member executing such request may call such meeting. Such meetings of the Members shall be held at such places, within or without the Commonwealth of Virginia, as shall be specified in the respective notices or waivers of notice thereof.

6.4.    Notice of Meetings; Waiver.

(a)    The Manager shall cause written or telephonic notice of the place, date, and hour of each meeting of the Members, and the purpose or purposes for which such meeting is called, to be given personally or by telephone, facsimile, other electronic transmission, or mail, not less than five nor more than 60 days prior to the meeting, to each Member entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a Member when deposited in the United States mail, postage prepaid, directed to the Member at his, her, or its address as it appears on the record of Members of the Company, or, if he, she, or it shall have filed with the Manager a written request that notices to him, her, or it be mailed to some other address, then directed to such other address. Such further notice shall be given as may be required by law.

(b)    No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of a meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.5.    Quorum. Except as otherwise required by law, the presence in person or by proxy of Members holding in the aggregate a majority of the Company Interests entitled to vote, shall constitute a quorum for the transaction of business at such meeting.

6.6.    Voting. Members shall be entitled to vote in proportion to their respective Company Interests, as reflected on the books of the Company at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by this Agreement, the vote of a majority of the Company Interests represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

6.7.    Adjournment. If a quorum is not present at any meeting of the Members, the Members present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the Members of the Company need not be given if the place, date, and hour thereof are announced at the meeting at which the adjournment is taken; provided, that if the adjournment is for more then 30 days, a notice of the adjourned meeting, conforming to the requirements of Section 6.4 hereof, shall be given to each Member entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

6.8.    Proxies.

(i)    Any Member entitled to vote at any meeting of the Members or to express consent to or dissent from action without a meeting may, by a written instrument signed by such Member or his, her, or its attorney-in-fact, authorize another Person to vote at any such meeting and express such consent or dissent for him, her, or it by proxy. Execution may be accomplished by the Member or his, her, or its authorized officer, director, employee or agent signing such writing or causing his, her, or its signature to be affixed to such writing by any reasonable means including, but not limited to, facsimile signature. A Member may authorize another Person to act for him, her, or it as proxy by transmitting or authorizing the transmission of a facsimile, or other means of electronic transmission to the Person who will be the holder of the proxy; provided, that any such facsimile, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the facsimile, or other electronic transmission was authorized by the Member.

(ii)    No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the Member executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A Member may revoke and proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

6.9.    Organization; Procedure. At every meeting of the Members, the presiding officer shall be the Manager or, in the event of his, her or its absence or disability, a presiding officer chosen by those Members present in person or by proxy holding in the aggregate a majority of the Company Interests. The Manager or any other person appointed by him, her or it shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of Members may be determined by such presiding officer.

6.10.    Consent of Members in Lieu of Meeting. To the fullest extent permitted by the Act, whenever the vote of the Members at a meeting thereof is required or permitted to be taken for or in connection with any action, such action may be taken without a meeting, without prior notice, and without a vote of Members, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the Members and shall be delivered to the Company by delivery to its registered office or principal place of business in the Commonwealth of Virginia, or to the Manager or other duly appointed agent or representative of the Company having custody of the book in which proceedings of meetings of Members are recorded.

6.11.    Action by Telephonic Communications. Members may participate in a meeting of Members by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

6.12.    Company Interests Generally. Ownership of a Company Interest (and any fraction thereof) shall not entitle a Member to call for a partition or division of any property of the Company or for any accounting. Members specifically acknowledge that the terms of the Company Interest held by one Member may not be identical to the terms of the Company Interest held by another Member; more specifically, certain Members may be entitled to or have received: (i) a priority distribution of Distributable Cash Flow of the Company, and/or (ii) the Warrants, the terms of which may vary based on a number of factors, including but not limited to the date on which an investment is received by the Company and based on a minimum investment threshold, and/or (iii) a distribution of Comstock Class A Common Stock, the value of which may vary based on a number of factors, including but not limited to, the date on which an investment is received by the Company, based on a minimum investment threshold and based on elections made by such Member in accordance with the terms of this Agreement.

6.13.    Intentionally Deleted.

6.14.    Repurchase and Redemption of Company Interests.

(a)    Notwithstanding any other terms, conditions or provisions of this Agreement, Comstock, or its assignee, shall have the right at any time to purchase the Company Interest of the Members upon the following terms and conditions:

(i)    Comstock must purchase all of the Company Interests of each of the Class A Members at one time;

(ii)    Comstock shall be allowed to purchase less than all or all of the Company Interests of a Class B Member at one time if the consideration for such purchase is not in the form of cash;

(iii)    The purchase price (“Purchase Price”) to be paid to each of the Class A or Class B Members for each such Member’s Company Interest shall be paid in cash or if a Class B Member such other consideration as may be agreed to by a Member at settlement and closing on the purchase of the Member’s Company Interest;

(iv)    The Purchase Price shall be equal to the Member’s unreturned Capital Contributions and any Distributable Cash Flow.

Notwithstanding any other terms, conditions or provisions of this Agreement, Comstock and a Class B Member shall be entitled, without the consent of any other Members, to convert its Class B Membership Interest into an equity interest security herein and thereafter amend this Agreement and the Note to reflect the modifications required to accurately depict the transaction, as modified, provided it does not affect the priority distributions of Class A Members.

ARTICLE 7. MANAGER AND MANAGEMENT OF THE COMPANY.

7.1.    Number, General Powers and Restrictions Thereon.

Except as may otherwise be provided by the Act or by this Agreement, the property, affairs, and business of the Company shall be managed by or under the direction of a single Manager, and the Manager may exercise all the powers of the Company, and the Members shall have no right to act on behalf of or bind the Company. The number of Managers may be increased or decreased (although never to less than one) at any time by a vote of the Majority of Members. A Manager shall not be required to be a Member, or a resident of the Commonwealth of Virginia.

7.2.    Term of Office. The Manager shall hold office throughout the term of the Company until the earlier of the time of his, her or its earlier death or dissolution, resignation, or removal, or the expiration of the term of the Company as set forth in Article 4 hereof.

7.3.    Election of Managers. The Manager shall be elected by the vote of a Majority of Members. The election of the Manager shall be subject to the Manager executing a written consent to be bound by the terms and conditions of this Agreement or by a joinder hereto. The Members hereby elect Comstock as the Manager of the Company for the purpose of exercising all of the rights granted to the Manager pursuant to this Agreement.

7.4.    Action by the Manager. The Manager shall take action in such manner and at such time and place as he, she or it desires. No action of the Manager need be in writing; provided that the Manager maintains adequate records to indicate the action so taken on behalf of the Company and the action taken is undertaken in accordance with the terms and conditions of this Agreement.

7.5.    Regulations; Manner of Acting. To the extent consistent with applicable law and this Agreement, the Manager may adopt such rules and regulations for the management of the property, affairs and business of the Company as the Manager may deem appropriate.

7.6.    Resignations; Removal. The Manager may resign at any time upon 60 days prior written notice to the Company. The Manager may be removed, with or without cause at any time, by a vote of a Majority of Members. The removal of the Manager may be taken at any meeting of Members called for such purpose, or by written consent of the Members without a meeting, as permitted by Section 6.10 hereof. Upon an uncured Event of Default as that term is defined in accordance with the Loan, the Member holding the largest Percentage Interest in the Company shall automatically be appointed the Manager without further action by the Company and without the written consent of Comstock.

7.7.    Vacancies and Newly Created Manager Positions. If a Manager shall no longer serve the Company by reason of death, dissolution, resignation, removal, or otherwise, or if the authorized number of Managers shall be increased, the Manager(s) then in office, if any, shall continue to act, and such vacancies and newly created Manager positions may be filled by a majority of the Managers then in office, or by a sole remaining Manager. A Manager succeeding to or elected to fill a vacancy or a newly created Manager position shall hold office until his, her or its successor has been elected and qualified or until his, her or its earlier death, dissolution, resignation, or removal. Any such vacancy or newly created Manager position also may be filled at any time by vote of the Members, pursuant to Section 7.3 hereof.

7.8.    Books and Records. The Manager shall cause to be kept complete and accurate books and records of account of the Company at all times in compliance with the Act. The books of the Company (other than books required to maintain Capital Accounts) shall be kept on the accrual basis of accounting, and otherwise in accordance with generally accepted accounting principles, and shall be made available to the Members at the principal business office of the Company. A current list of the full name and last known business address of each Member, set forth in alphabetical order, a copy of the Certificate, including all certificates of amendment thereto, and executed copies of all powers of attorney pursuant to which the Certificate or any certificate of amendment has been executed, copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three most recent years, copies of this Agreement, copies of any financial statements of the Company for the three most recent years, and all other records required to be maintained pursuant to the Act, shall be maintained at the principal business office of the Company.

7.9.    Reserves. The Manager may from time to time, in his, her or its discretion, establish reasonable cash reserves, in such amounts and on such terms as he, she or it determines are necessary and appropriate for the operations of the Company’s business and affairs.

7.10.    Authority, Rights and Duties of the Manager.

(a)    The Manager shall have full, complete, and exclusive discretion to manage and control the business of the Company within the authority granted under this Agreement and subject to the express limitations expressly set forth herein. The Manager, in extension and not in limitation of this Agreement, shall have all of the rights and powers of a manager under the Act and the laws of the Commonwealth of Virginia and the right, power, and authority, acting at all times for and on behalf of the Company, to enter into and execute any agreement or agreements, promissory note or notes, and any other instruments or documents; and to undertake and do all other acts necessary to carry out the purposes for which the Company was formed. Notwithstanding anything to the contrary in this Agreement, Comstock shall not have the ability to modify the Loan without the consent of the Majority of Members.

(b)    The Manager shall devote to the management of the Company Business so much of its time as it deems reasonably necessary for the efficient operation of the Company Business. The Manager may act as general partner or manager in other limited partnerships or limited liability companies. All decisions made for and on behalf of the Company by the Manager shall be binding upon the Company. Any person dealing with the Company or the Manager may rely upon a certificate signed by the Manager, thereunto duly authorized, as to: (i) the necessity or expediency of any act or action of such Manager; (ii) the identity of the Manager or any Member; (iii) the existence or non-existence of any fact or facts which constitute conditions precedent to acts by the Manager (including, without limitation, conditions, provisions and other requirements herein set forth relating to borrowing and the execution of mortgages or any other encumbrances to secure the same) or which are in any other manner germane to the affairs of the Company; or (iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member. Any and every Person relying upon any document signed or action taken by the Manager on behalf of the Company or claiming thereunder may conclusively presume that (A) at the time or times of the execution and/or delivery thereof, this Agreement was in full force and effect; (B) any instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Company, and all of the Members thereof; and (C) the Manager was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Company.

(c)    In furtherance, and not in limitation, of the foregoing provisions of this Section and of the other provisions of this Agreement, and subject to the provisions of Section 7.11, but otherwise without the necessity of the consent of any Member, the Manager is specifically authorized, directed to use its best efforts as necessary, and empowered to:

(i)    employ and dismiss from employment any and all employees and agents, and obtain all management, legal, accounting, and other services necessary in connection with the Company Business;

(ii)    maintain adequate staff and facilities to carry out the Company Business;

(iii)    make any and all decisions that the Company may be entitled and/or required to make under the terms of any and all documents, agreements, or other instruments relative to operating the Company Business;

(iv)    generally bind the Company and execute and deliver any and all documents and instruments on the Company’s behalf;

(v)    negotiate and close the Loan with Comstock;

(vi)    execute any and all instruments or documents required by any third party dealing with the Company in connection with any other Company Business including, but not limited to, executing any mortgage, note, contract, bank resolution and signature card, release, discharge, or any other document or instrument in any way related thereto or necessary or appropriate in connection therewith;

(vii)    to the extent that funds of the Company are available therefore, pay all taxes, assessments and other impositions applicable to the Company;

(viii)    to the extent that funds of the Company are available therefore, pay all debts and other obligations of the Company;

(ix)    prepare and distribute, or cause to be prepared and distributed, the books of account and other statements and reports described in Article 17 hereof;

(x)    apply for, make proffers and commitments with regard to and obtain any and all governmental permits, approvals, licenses necessary and appropriate in connection with or in any way related to the Company Business;

(xi)    place and carry public liability, workmen’s compensation, fire, extended coverage, business interruption, errors and omissions and such other insurance as may be necessary, in the Manager’s discretion, for the protection of the interests and property of the Company;

(xii)    establish, negotiate and document an equity investment by or in the Company;

(xiii)    sell, convey, transfer, assign or dispose of any shares of Comstock Class A Common Stock not required to be distributed by the Company to the Members pursuant to Section 9.2 and any shares of Comstock Class B Common Stock;

(xiv)    generally, in accordance with this Agreement, do all things in connection with any of the foregoing, manage and administer the day-to-day business and affairs of the Company and execute all documents on behalf of the Company; pay all costs or expenses connected with the operation or management of the Company and sign or accept all cheeks, notes and drafts on the Company’s behalf;

(xv)    generally, to enhance and develop the interests of the Company; and

(xvi)    generally, do all things consistent with any and all of the foregoing on behalf of the Company.

7.11.    Limitations of Authority.

(a)    The Manager shall not have the authority to (i) do any act in contravention of this Agreement; (ii) do any act that would make it impossible to carry on the ordinary business of the Company (iii) amend this Agreement except as permitted by Section 19.7, except that the Manager shall have the authority, without the consent of any Member, to amend this Agreement based on the admission of an additional or substitute Member (pursuant to Section 6.13, Section 8.1(b), Section 14.1(h) or as otherwise permitted herein), the withdrawal of a Member, the change in the Company Interest of a Member, or a change in the Capital Contribution of a Member, but only when and as any such changes have otherwise been approved or authorized in the manner set forth in the applicable provisions of this Agreement; (iv) fundamentally alter the business of the Company; or (v) approve the sale, assignment, transfer, or other disposition of all or substantially all of the assets of the Company, including the Loan, or the merger of the Company with and/or into any other entity, except as otherwise provided in Section 11.4.

(b)    The Manager shall be required to obtain the prior written consent of the Majority of Members for all Major Decisions. A Member who fails to deliver a timely written response to a notice seeking consent to a Major Decision, in accordance with Section 7.16 hereof, shall be deemed to have consented in writing to such Major Decision for purposes of this Section.

(c)    The Manager and its Affiliates, as well as their respective directors, officers, shareholders, partners, members, employees or agents shall not be liable, responsible, or accountable in damages or otherwise to the Company or any of the Members for any act or omission performed or omitted by it in good faith on behalf of the Company and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement or the Act. For purposes of this Section, any action or omission taken on advice of counsel for the Company or the certified public accountants for the Company shall be deemed to have been taken in good faith. Except as may otherwise be provided by the Act, no suit or other action brought by a Member against the Manager or the Company shall cause the termination or dissolution of the Company. The Manager and its Affiliates, as well as their respective directors, officers, shareholders, partners, members, employees or agents shall be entitled to indemnification from the Company for any loss, damage, or claim (including any attorney’s fees incurred by the Manager or its Affiliates, as well as their respective directors, officers, shareholders, partners, members, employees or agents, in connection therewith which shall be advanced by the Company as incurred) due to any act or omission made by it in good faith on behalf of the Company and in a manner reasonably believed by it to be within the scope of the authority conferred on it by this Agreement; provided, that any indemnity will be paid out of, and to the extent of, Company Assets only, and no Member will have any personal liability on account thereof.

(d)    The Manager acknowledges and agrees that it is the manager of Comstock Growth Fund II, L.C. (“CGFII”). Other than payments of interest only, the Manager hereby covenants it shall not make any distributions to any members of CGFII until all of the Unreturned Capital Contributions of the Class A Members hereunder have been paid in full.

7.12.    Reimbursements; Compensation to Manager.

The Manager shall not be entitled to any compensation or reimbursements by the Company for any fees and expenses associated with the operation of the Company or the administration of the Loan. Additionally, Comstock shall be solely responsible for the payment of all accounting, tax, legal and all other expenses of the Company.

7.13.    Tax Matters Member.

(a)    The Manager shall serve as the “Tax Matters Member” of the Company under the Code. Each Member, by the execution of this Agreement, consents to such designation of the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b)    The Tax Matters Member is hereby authorized but, unless required by the Code, not required:

(i)    to enter into any settlement with the Internal Revenue Service (“Service”) or the Secretary of the Treasury (“Secretary”) with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member;

(ii)    in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company’s principal place of business is located, or the United States Claims Court;

(iii)    to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv)    to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(v)    to enter into an agreement with the Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

(vi)    to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

(c)    Comstock shall be liable for and indemnify and reimburse the Tax Matters Member, to the extent it is not Comstock, for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. Notwithstanding the foregoing, neither the Manager, if not Comstock, nor any other person shall have any obligation to provide funds for such purpose other than their proportionate share of such expenses as a Member of the Company. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Member.

7.14.    Section 754 Election. The Manager may, if it so elects, cause the Company to make the Section 754 election under the Code, or cause the Company to make or revoke all other tax elections under the Code. Each Member hereby agrees to furnish to the Company, at its own expense, upon the request of the Manager and within 30 days of such request, such information as is reasonably necessary to accomplish the adjustments in basis contemplated by the election under Section 754 of the Code.

7.15.    Independent Ventures. The Manager and/or its Affiliates may engage or continue to engage, in other business activities, including residential real estate development and construction, general contracting, general real estate brokerage, home remodeling and custom homebuilding, title insurance, brokering mortgage loans, and owning and managing rental investment real estate or any other similar or related matter (“Manager Activities”), directly or indirectly through other entities. The Members acknowledge that the Manager serves as a general partner, limited partner, managing member, member and/or shareholder, as the case may be, of limited partnerships, limited liability companies and/or corporations participating in Manager Activities and that Christopher Clemente, Chairman and CEO of the Manager (the “Officer”) is involved in business ventures other than those related to the Manager (“Officer Activities”). The Members, by executing this Agreement, hereby consent to the Manager’s and Officers’ current and future involvement in such Manager Activities and/or Officer Activities and agree that any profit or gains therefrom are not to be considered income or property of the Company. The Members further acknowledge and agree that Comstock and/or its Affiliates benefitting from the Loan may purchase goods or services at competitive fair market rates from the Manager or its Affiliates or successors thereto and/or the Officers and/or his Affiliates involved in Manager Activities and/or Officer Activities, and the profits therefrom shall not be profits of the Company.

7.16.    Consent and Approval. Except as otherwise provided herein, whenever the Manager desires to take any action which requires the consent or approval of all or any portion of the Members (including any Major Decision), or for which the Manager seeks consent or approval even if such consent or approval is not required, the Manager shall give written notice thereof to each Member from whom any such consent or approval is required, describing the proposed action in sufficient detail (in the reasonable opinion of the Manager) to enable such Member or Members to exercise an informed judgment with respect thereto. Within ten (10) days after delivery of such notice in accordance with Article 18 hereof, such Member shall give written notice to the Manager consenting to or opposing the proposed action, and setting forth its reasons therefore, if opposed to the proposed action, except with respect to a decision to modify the terms of the Loan, for which consent is required in accordance with Section 7.10(a). If any such Member does not respond within said ten (10) day period, such Member shall be conclusively presumed to have consented to such action. The ten (10) day period set forth above may be reduced to a shorter time period, to be determined by the Manager and to be specified in the notice, if in the reasonable opinion of the Manager a shorter time period is necessary because the circumstances require it. The foregoing requirements do not apply to the Loan; such rights being governed by the terms and conditions of the Note.

7.17.    Ratification of Manager’s Actions. In furtherance, and not in limitation, of the foregoing provisions of this Article 7 and of the other provisions of this Agreement, each and every act and action taken by the Manager on behalf of the Company prior to the Effective Date hereof, and each and every agreement and document entered into for or on behalf of the Company, is hereby ratified and confirmed as a proper and bona fide act of the Company.

ARTICLE 8. CAPITAL CONTRIBUTIONS.

8.1.    Capital Contributions.

(a)    Each Member has contributed to the capital of the Company, in immediately available funds or property acceptable to the Manager, the amount set forth opposite such Member’s name on either Schedule 1-A or 1-B attached hereto as its current Capital Contribution to the Company and shall receive appropriate credit to his or her respective Capital Account therefore. Additionally, the Manager shall adjust Schedules 1-A and 1-B as appropriate to reflect the appropriate treatment of the Origination Fee and Member Reimbursements in accordance with the other terms of this Agreement and shall immediately thereafter make the appropriate advance under the Loan to Comstock.    Notwithstanding anything to the contrary set forth in this Agreement, the Manager shall be permitted to amend Schedules 1-A and 1-B without the permission of the other Members of the Company, (i) to reflect the admission of Members subsequent to the Initial Closing, (ii) to permit a later reduction of a Member’s Percentage Interest or to reduce a Capital Contribution of a Member at the Initial Closing in order to permit the admission of additional Members to the Company, or (iii) to reflect the proper amendment of Schedules 1-A and 1-B to reflect modifications made in accordance with the repurchase, redemption and other rights related to Company Interests set forth in Section 6.14.

(b)    No Member has agreed to make or is obligated to advance any additional funds to the Company in excess of such Member’s committed Capital Contribution. If, at any time (or from time to time), additional funds in excess of the aforesaid committed Capital Contributions of the Members are required by the Company for or in respect of its business or any of its obligations, expenses, costs, liabilities, or expenditures, the Manager may, at its sole option, notify each Member of such fact and provide each Member the opportunity to make an additional Capital Contribution to the Company (such additional Capital Contribution shall initially be offered to the Members in proportion to their respective Company Interest and on such terms as the Manager determines) in the aggregate of the total amount of funds required, or Manager or an Affiliate may loan to the Company all or a part of the funds then required by the Company upon such terms as are reasonably determined by the Manager. If Manager or an Affiliate elects not to make such a loan and the Members do not commit to make the entire additional Capital Contribution sought by the Manager, or if Manager and/or an Affiliate elects to make such a loan for a portion of the funds required and the Members do not commit to make the balance of the additional Capital Contribution, in either case within ten days of the date on which such offer is made to them, the Manager shall be entitled to seek the uncommitted portion of such additional Capital Contribution in the form of loans, secured or unsecured, based upon the best terms then available, or from third parties and admit such third parties as additional Members; provided, that no third party may be offered the opportunity to make a capital investment on terms and conditions that are more favorable than those that were offered to the Members pursuant to this Section. If, as a result of this process, any Person is admitted to the Company as an Additional Member or any Member makes an additional Capital Contribution, the terms of this Agreement shall be amended and the Percentage Interest of the Members shall be reduced proportionately, as applicable, in accordance with this Agreement and the terms and conditions on which such Additional Member is admitted or an additional Capital Contribution is obtained.

(c)    Should the Manager admit Additional Members, pursuant to Section 8.1(b), such Additional Members must sign an acknowledgement indicating their agreement in full to the terms of this Agreement in all respects, as it may be amended pursuant to the terms of Section 8.1(b). The Additional Members, commencing from the date their respective funds are received by the Company, shall participate in the distribution of Distributable Cash Flow pro rata in respect to their respective Company Interest, and any other distributions as set forth in Article 9.

8.2.    No Interest on Capital Contributions. Except as otherwise provided for herein, no interest shall accrue or be payable to any Member by reason of its Capital Contribution or its Capital Account.

8.3.    Return of Capital Contributions. Except as otherwise provided herein, the Capital Account of any Member shall be returned to it on the date the Loan is repaid by Comstock or when the Company is terminated pursuant to Article 13 hereof and the Company Assets have been liquidated for cash; provided, that the assets of the Company are then sufficient to cover all of its liabilities and reasonable reserve requirements including liabilities to Members in respect of their Capital Accounts. To the extent the Company Assets cannot, in the reasonable opinion of the Manager or the liquidating trustee (if one has been appointed as per Section 13.2), be readily liquidated for cash, the Capital Accounts may be returned in whole or in part in the form of a dividend of Company Assets. Under no circumstances shall the Manager, nor any of its Affiliates, officers, directors, employees or agents have any personal liability whatsoever with respect to the return to any Member of its Capital Account, provided this does not limit the liability of Comstock with respect to the Loan. . No Member shall have any right to demand and receive property, in lieu of cash, in return of his Capital Account. A Member’s demand for return of his Capital Account, if otherwise proper hereunder, shall be for cash only.

8.4.    Members’ Loans. In addition to the Capital Contributions provided for in this Agreement, at any time and from time to time after the date hereof, any Member may (but shall not be obligated to) make Members’ Loans to the Company, if in the opinion of the Manager such Loans are needed by the Company in furtherance of a Company purpose. Such Loans shall be on terms and conditions acceptable to the Manager. The amount of such Members’ Loans shall be a debt due from the Company to that Member and shall be on such terms as determined by the Manager and the lending Member and may be repaid prior to other distributions to Members. No Member shall have personal liability for repayment of any Member’s Loan and repayment on default of a Member’s Loan shall be limited to assets of the Company.

8.5.    Third-Party Creditors. The foregoing provisions of this Article 8 are not intended to be for the benefit of any creditor or other Person (other than a Member) to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members; and no such creditor or other Person shall obtain any right under any such foregoing provisions against the Company or any of the Members by reason of any debt, liability, or obligation (or otherwise).

ARTICLE 9. DISTRIBUTIONS.

9.1.    Distributions from Distributable Cash Flow. Distributable Cash Flow, if any, realized by or available to the Company, may be distributed to the Members pro rata in proportion to their Company Interests at the discretion of the Manager.

(a)    First, to the Class A Members as a group, pro rata, in proportion to their respective Unreturned Capital Contributions until their respective Unreturned Capital Contributions have been reduced to zero.

(b)    Second, to the Class B Members as a group, pro rata, in proportion to their Unreturned Capital Contributions until their respective Unreturned Capital Contributions have been reduced to zero.

(c)    Finally, all remaining Distributable Cash Flow shall be distributed to the Members pro rata in proportion to their Company Interest.

9.2.    Special Distribution. In connection with each Member’s Initial Capital Contribution and the subscription agreement executed by such Member and the Company in connection with such purchase, certain of the Members received through a special distribution by the Company the Warrants and the shares of Comstock Class A Common Stock in the amounts set forth next to each Member’s name on Schedules 1-A and 1-B attached hereto. In connection with each Member’s election to become a Class A Member or Class B Member as provided herein, the Company will make a special distribution to Class B Members of the Class A Common Stock of the Company within ninety (90) days of ratification of this Agreement. The Class A Common Stock of the Company shall be subject to a Rule 144 six month trading restriction.

9.3.    Withholding: Other Tax Payments. The Manager is authorized to withhold from any Member any portion of any distribution until it receives such certifications as it deems legally sufficient in its sole judgment to relieve the Company, the Manager, and/or the liquidating trustee from potential liability for payment of such Member’s tax under the Code, including, but not limited to, pursuant to the Foreign Investment in Real Property Tax Act and regulations issued thereunder or Code § 1446 (relating to the withholding tax on amounts paid by limited liability companies to foreign members). If and to the extent the Company shall be required or authorized to withhold or pay any taxes on behalf of a Member, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Member’s Company Interest to the extent that the Member is then entitled to receive a distribution. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member, with interest at the lesser of the maximum rate permitted by law or a rate equivalent to the prime rate reported in The Wall Street Journal (Eastern Edition), as of the date on which such excess distribution is made, which interest shall be treated as an item of Company Profit, until discharged by such Member by repayment, which may be made in the sole discretion of the Manager out of distributions to which such Member would otherwise be subsequently entitled.

9.4.    Priorities. Except as specifically provided in this amended and restated Agreement, no Member shall have priority over any other Member with respect to contributions, Capital Accounts, distributions of profit, or distributions upon dissolution.

ARTICLE 10. PROFITS AND LOSSES; ALLOCATIONS.

10.1.    Determination of Profits and Losses. Profit and Loss shall be allocated to the Members as set forth in Section 10.2. “Profit” and “Loss” shall mean, for each Company Accounting Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined by the Company’s certified public accountants in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code § 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)    All income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profit and Loss pursuant to this Section shall be added to such Profit and Loss.

(b)    Any expenditure of the Company described in Code § 705(a)(2)(B) or treated as an expenditure described in such Section pursuant to Treasury Regulation § 1.704-l(b)(2)(iv)(i) and not otherwise taken into account in computing Profit and Loss pursuant to this Section shall be subtracted from such Profit or Loss.

(c)    In the event any Company Asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of such Company Asset shall be computed using the Gross Asset Value (rather than the adjusted cost basis) of such Company Asset.

(d)    In lieu of depreciation, amortization or other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account book depreciation in accordance with Section 10.5 hereof.

(e)    Notwithstanding the provisions of this Section 10.1, any items that are specially allocated pursuant to Section 10.3 hereof shall not be taken into account in computing Profit and Loss.

10.2.    Allocation of Profits and Losses. The distributive shares of each item of Profit, Loss, credit or basis for any Company Accounting Year or other period shall be allocated to the Members, as follows:

(a)    Profit (computed after any allocation of gross income, gain, loss or deduction required by Section 10.3 hereof) shall be allocated to the Members pro-rata, in accordance with the respective Company Interest of the Members.

(b)    Losses (computed after any allocation of gross income, gain, loss or deduction required by Section 10.3 hereof) shall, subject to the provisions of Section 10.2(c) hereof, be allocated to the Members, pro rata, in accordance with the respective Company Interest of the Members.

(c)    Notwithstanding anything contained in Section 10.2(b) hereof to the contrary, but subject to Section 10.3 below, all losses and deductions which are attributable to any Member Nonrecourse Debt shall be allocated solely to the Members who bear the economic risk of loss for such Member Nonrecourse Debt, in accordance with Treasury Regulation § 1.704-2(i)(1).

10.3.    Special Allocation. Notwithstanding anything to the contrary contained in this Agreement:

(a)    (i)    If during any Company taxable year, there is a net decrease in the Company minimum gain, then each Member shall, prior to any other allocation pursuant to this Article 10, be specially allocated items of income and gain (including items of gross income, if necessary) for such Company taxable year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to that portion of such Member’s share of the net decrease in the Company minimum gain during such Company taxable year that is attributable to any disposition of Company Assets secured by Company Nonrecourse liabilities (other than Member Nonrecourse Debt); provided, that a Member should not be subjected to the allocation under this Section 10.3 (a)(i) to the extent set forth in Treasury Regulations §§1.704-2 (f)(2) and 1.704-2 (f)(3). It is the intent of the parties hereto that any allocation pursuant to this Section 10.3 (a)(i) shall constitute a “minimum gain chargeback” under Treasury Regulation §1.704-2 (f).

(ii)    After the application of Section 10.3 (a) (i) hereof (to the extent applicable), in the event that, during any Company taxable year, there is a net decrease in the “minimum gain attributable to a Member Nonrecourse Debt” (as determined in accordance with Treasury Regulation § 1.704-2(i)(5)) then any Member with a share (as of the beginning of such Company taxable year) of such minimum gain attributable to such Member Nonrecourse Debt shall, prior to any other allocation pursuant to this Article 10 other than an allocation pursuant to Section 10.3(a)(i) hereof, be specially allocated items of income and gain (including items of gross income, if necessary) for such Company taxable year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to that portion of such Member’s share (as determined in accordance with Treasury Regulation § 1.704-2(i)(5)) of the net decrease in the minimum gain attributable to such Member Nonrecourse Debt during such Company taxable year that is allocable to any disposition of Company property secured by such Member Nonrecourse Debt; provided, that a Member shall not be subjected to the allocation under this Section 10.3(a)(ii) to the extent set forth in Treasury Regulation § 1.704-2(i)(4). It is the intent of the parties hereto that any allocation pursuant to this Section 10.3(a)(ii) shall constitute a “minimum gain chargeback attributable to Member Nonrecourse Debt” under Treasury Regulation § 1.704-2(i)(4).

(iii)    After the application of Sections 10.3(a)(i) and (ii) hereof (to the extent applicable), in the event that a Member unexpectedly receives any adjustment, allocation or distribution described in Section (4), (5) or (6) of Treasury Regulation § 1.704-l(b)(2)(ii)(d) which results in such Member having a deficit Adjusted Capital Account Balance, such Member shall be specially allocated items of income and gain (including items of gross income, if necessary) for such Company fiscal year in an amount and manner sufficient to eliminate such deficit Adjusted Capital Account Balance caused by such adjustment, allocation or distribution as quickly as possible. It is the intent of the parties hereto that any allocations pursuant to this Section 10.3(a)(iii) shall constitute a ”qualified income offset” under Treasury Regulation § 1.704-1(b)(2)(ii)(d).

(iv)    After the application of Sections 10.3(a)(i), (ii), and (iii) hereof (to the extent applicable), in the event that a Member has a deficit Adjusted Capital Account Balance at the end of any Company fiscal year, such Member shall be specially allocated items of income and gain (including items of gross income, if necessary) in an amount sufficient to eliminate such deficit Adjusted Capital Account Balance as quickly as possible.

(b)    (i)    If the balance of the Capital Account of a Member is less than or equal to zero, Loss shall be allocated to such Member only to the extent that such Loss does not cause the Adjusted Capital Account Balance of such Member to be reduced below zero.

(ii)    Any Loss not allocable to a Member as a result of the application of Section 10.3(b)(i) hereof shall, except as otherwise provided in this Section 10.3, be allocated to the Member(s) whose Adjusted Capital Account Balance(s) are greater than zero, in accordance with the provisions of Section 10.2 hereof.

(c)    The allocations set forth in this Section 10.3 (the “Special Allocations”) are intended to comply with certain requirements of Treasury Regulations §§ 1.704-l(b) and 1.704-2. Notwithstanding the good faith efforts and intentions of the parties to conform the Special Allocations to the economic agreements of the parties hereto, it is understood and acknowledged that the Special Allocations may not be consistent with the manner in which the Members intend to share distributions of the Company. Accordingly, except as otherwise required by this Section 10.3, the Manager is hereby authorized, in its reasonable discretion, with the review and concurrence of the certified public accountants of the Company, to allocate the Profit, Loss, and other Company items among the Members to the extent necessary to ensure that the Members’ Capital Accounts are in accordance with the amounts to be distributed under Sections 9.1 and 13.

10.4.    Authority to Vary Allocations to Preserve and Protect the Intent of the Members.

(a)    It is the intent of the Members that each Member’s distributive share of Profits and Losses (or items thereof), shall be determined and allocated in accordance with this Article 10 to the fullest extent permitted by Code §§ 704(b) and (c). To preserve and protect the determinations and allocations provided for in this Article 10, the Manager, upon the advice of the Company’s tax counsel, is hereby authorized and directed to allocate Profits and Losses (or items thereof) arising in any year differently than otherwise provided for in this Article 10, but only to the extent that allocating Profits or Losses (or item thereof) in the manner provided for in this Article 10 would cause the determinations and allocations of each Member’s distributive share of profits or losses (or items thereof) not to be permitted by Code §§ 704 (b) and (c) and the Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 10.4(a) shall be done only in accordance with the standards and procedures set forth in this Article 10, and shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article 10 and no amendment of this Agreement shall be required.

(b)    In making any allocation (the “New Allocation”) under Section, the Manager is authorized to act only after having been advised by the Company’s tax counsel that, under Code §§ 704(b) and (c) and the Treasury Regulations thereunder, (i) the New Allocation is necessary; and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Article 10 necessary in order to assure that, either in the then-current year or in any preceding year, each Member’s share of Profits or Losses (or items thereof) is determined and allocated in accordance with this Article 10 to the fullest extent permitted by Code §§ 704(b) and (c) and the Treasury Regulations thereunder.

(c)    If the Manager is required by Section 10.4(a) to make any New Allocation in a manner less favorable to a Member than is otherwise provided for in this Article 10, then the Manager is authorized and directed, insofar as it advised by the Company’s tax counsel that it is permitted by Code §§ 704(b) and (c), to allocate Profits and Losses (or items thereof) arising in later years in such manner so as to bring the allocations to such Member as nearly as possible to the allocations otherwise contemplated by this Article 10.

(d)    New Allocations made by the Manager under this Article 10 in reliance upon the advice of the Company’s tax counsel shall be deemed to be made in compliance with the fiduciary obligation of the Manager to the Company and the Members.

10.5.    Contributed or Revalued Property.

(a)    Income, gains, losses, and deductions, as determined for income tax purposes, with respect to any Company Asset contributed by a Member to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Company Asset to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition contained in Section 1.1 hereof), in accordance with Code § 704(c) and the Treasury Regulations thereunder.

(b)    In the event that the Gross Asset Value of any Company Asset is adjusted under and pursuant to the definition set forth in Section 1.1 hereof, subsequent allocations of income, gains, losses and deductions, as determined for income tax purposes, with respect to such Company Asset shall, solely for income tax purposes, take account of any variation between the adjusted basis of such Company Asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code § 704(c) and the Treasury Regulations thereunder.

(c)    In accordance with Code § 704(b) and the Treasury Regulations thereunder, in the event that the Gross Asset Value of a Company Asset is not determined or adjusted in accordance with the definition contained in Section 1.1 hereof, all allocations of income, gain, loss and deduction, as determined for income tax purposes, with respect to such Company Asset shall be taken into account for purposes of determining each Member’s Capital Account as set forth in Section 1.1 hereof, and such allocations shall be allocated to the Members in accordance with Sections 10.2 and 10.3 hereof, as appropriate.

(d)    Except as otherwise set forth in Section 10.5(c) hereof, allocations pursuant to this Section are solely for purposes of federal, state, and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account.

10.6.    Interim Allocations. If a Company Interest is transferred or assigned during a Company Accounting Year, that part of any item of Profit, Loss, income, gain, deduction, credit, basis, or tax incidents allocated pursuant to this Article 10 with respect to the Company Interest so transferred shall, in the discretion of the Manager, either (a) be based on segmentation of the Company Accounting Year between the transferor and the transferee, or (b) be allocated between the transferor and the transferee in proportion to the number of days in such Company Accounting Year during which each owned such Company Interest, as disclosed by the Company books and records. The allocation required by this Section shall be made without regard to the results of Company operations during particular periods of such Company Accounting Year or to Company distributions of Distributable Cash Flow made to the transferor or transferee who acquired such Company Interest.

ARTICLE 11. ASSIGNMENT OF COMPANY INTERESTS.

11.1.    Assignment.

(a)    No Member shall have the right (directly or indirectly, voluntarily, involuntarily, or by operation of law) to sell, exchange, assign, transfer, pledge, hypothecate, or encumber, directly or indirectly, voluntarily or involuntarily, all or any part of, or any interest in, its Company Interest, except as provided in this Article.

(b)    No Member (the “Transferring Member”) may transfer, sell, assign, or otherwise dispose of such Member’s Company Interest or any part thereof unless and until:

(i)    the assignee executes a statement that he is acquiring the Company Interest or a part thereof for his own account for investment and not with a view to the distribution or resale thereof;

(ii)    the assignee agrees to be bound by this Agreement;

(iii)    the assignee agrees to pay any filing fees, reasonable counsel fees, and other reasonable expenses in connection with the assignment;

(iv)    the Manager has consented to such transfer (which consent may be withheld for any reason);

(v)    a Majority of Members other than the Transferring Member have consented to such transfer (which consent may be withheld for any reason);

(vi)    at the request of the Manager, in its sole and absolute discretion to so request, the transferring Member has delivered an acceptable opinion of legal counsel to the Company that the transfer, sale, or assignment is exempt from registration under applicable securities laws, including compliance with any applicable suitability standards.

11.2.    Expenses. Reasonable costs and expenses of the Company or of any Member occasioned by transfers of Company Interests held by Members (including, but not limited to, such Member’s proportionate share of any transfer or recordation taxes for which the Company may become liable) shall be reimbursed to the Company or Member, as the case may be, by the transferring Member (or upon the failure thereof, by the transferee).

11.3    Death of a Member. If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or property, the Member’s executor, administrator, guardian, conservator or other legal representative may exercise all of the Member’s rights for the purpose of settling his estate or administering his property, including, subject to this Article, any power of the Member had to assign or transfer his Company Interest, but such executor, administrator, guardian, conservator or other legal representative may only be admitted as a Member pursuant to the terms and conditions of Article 12.

ARTICLE 12. ADMISSION OF NEW MEMBERS.

12.1.    Additional Members. The Manager may admit Members to the Company only in the following circumstances:

(a)    In the case of an event described in Section 6.13, 8.1(b) and/or Section 14.1(h); or

(b)    Upon the written consent of a Majority of Members.

12.2.    Substituted Member. A Person to whom a Company Interest has been transferred pursuant to Article 11 may be admitted to the Company as a substituted Member only if all of the applicable requirements of Sections 11.1 and 12.3 hereof have been complied with. Upon such admission of a substituted Member, the transferor of such Member’s Company Interest shall be treated as having withdrawn from the Company for all purposes with respect to the interest so transferred.

12.3.    Requirements for Admission.

(a)    Subject to satisfaction of the requirements set forth in Section 12.1 in the case of the admission of an additional Member, and in Section 12.2 hereof in the case of the transfer of a Member’s Company Interest, a Person to whom any Company Interest has been granted or transferred shall be admitted as a Member only if such Person:

(i)    elects to become a Member by delivering written notice of such election to the Manager;

(ii)    executes, acknowledges, and delivers to the Manager such other instruments as the Manager may deem necessary or advisable to effect the admission of such person as a Member, including, without limitation, the written acceptance and adoption by such person of the provisions of this Agreement (which may be by way of an amendment to this Agreement); and

(iii)    pays a fee to the Company in an amount determined by the Manager to be sufficient to cover all reasonable costs and expenses connected with the admission of such person as a Member.

(b)    The Manager shall amend Schedule 1 from time to time to reflect the admission of additional or substituted Members.

12.4.    Continuing Liability. In the event that a Member withdraws from the Company or sells, transfers, or assigns such Member’s Company Interest, such Member shall be, and shall remain, liable for all obligations and liabilities incurred by such Member as a Member prior to the effective date of such occurrence, but shall be free of any obligation or liability incurred on account of the Company from and after such date. Notwithstanding the foregoing, such Member shall remain liable to the other Members for any damage, loss, liability, or harm arising out of such Member’s wrongful withdrawal from the Company as a Member.

12.5.    Expenses. Expenses of the Company or of any Member occasioned by transfers of Company Interests held by Members (including, but not limited to such Member’s proportionate share of any transfer or recordation taxes for which the Company may become liable) shall be reimbursed to the Company or Member, as the case may be, by the transferring Member (or upon the failure thereof, by the transferee).

ARTICLE 13. DISSOLUTION, TERMINATION, AND LIQUIDATION OF COMPANY.

13.1.    Events Causing Dissolution.

(a)    The Company shall be dissolved upon the occurrence of any of the following events:

(i)    The affirmative vote or written consent of a Majority of Members that the Company be dissolved; or

(ii)    The repayment in full of the Loan or the sale of all or substantially all of the Company Assets; or

(iii)    The occurrence of any other event causing the dissolution of a limited partnership under the laws of the Commonwealth of Virginia.

(b)    Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until this Agreement has been canceled and the assets of the Company have been distributed as provided in Section 13.2. Upon the dissolution of the Company, the Manager shall proceed with the liquidation and distribution of the assets of the Company, and upon the completion and the winding up of the Company, shall have the authority to, and shall, execute and file a certificate of cancellation and such other documents required or desirable to effectuate and evidence the dissolution and termination of the Company. Upon dissolution of the Company, but prior to the distribution of all of the assets of the Company, the business of the Company and the affairs of the Members, as such, shall be governed by Section 13.2 of this Agreement.

13.2.    Liquidation.

(a)    Upon a dissolution of the Company, the Manager or a liquidating trustee appointed by a Majority of Members, if there is no Manager, shall commence to wind up the affairs of the Company and to liquidate its assets. The Manager or such liquidating trustee, as the case may be, shall have full right and unlimited discretion to determine the time required and used for liquidation, which such Manager or liquidating trustee shall attempt to be no greater than one year from the date of dissolution, and the manner and terms of any sale or sales of Company Assets pursuant to such liquidation, for the purpose of obtaining, in its opinion, fair value for such assets, having due regard to the activity and condition of the relevant markets and general economic and financial conditions.

(b)    The proceeds of such liquidation shall be applied as provided in this Section. To the extent that such assets cannot be liquidated and the Manager or liquidating trustee, as the case may be, determines that a distribution in kind would be in the best interests of the Members, the Company will first receive the opinion of counsel that such distribution would not adversely affect the limited liability of the Members prior to making any such distribution. Assets distributed in kind shall be deemed to have been sold for fair market value, and the proceeds of such sale shall be deemed to have been distributed.

(c)    In connection with the dissolution of the Company, Profits and Losses shall be allocated among the Members in the manner provided for in Article 10. The assets of the Company (including the proceeds of the liquidation of such assets) shall be paid out in the following order: (i) to third-party creditors (whether by payment or by making of reasonable provision for payment thereof), in the order of priority provided for by law; (ii) to Member creditors (whether by payment or by making reasonable provision for payment thereof) and (iii) the balance to each Member in proportion to the positive amount of his or its Capital Account on the date of distribution (determined after giving effect to all allocations of Profit and Loss pursuant to this Section and Article 10).

(d)    When the Manager or liquidating trustee, as the case may be, has complied with the foregoing liquidation plan, there shall be executed and filed an instrument evidencing the cancellation of the Certificate of the Company.

ARTICLE 14. REPRESENTATIONS AND COVENANTS OF MEMBERS.

14.1.    Representations of the Members. Each Member represents and warrants as follows:

(a) The Member has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Member and, assuming due execution by all other Members, this Agreement constitutes the valid and legally binding obligation of the Member enforceable against the Member in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws from time to time in effect, affecting creditors’ rights generally, and general principles of equity (whether asserted in an action at law or in equity).

(b) Neither the execution, delivery, or performance of this Agreement nor the consummation of any of the transactions contemplated hereby by the Member: (i) will violate any law, rule, regulation, judgment, order, or decree of any court or other governmental body; (ii) will conflict with or result in any breach of or default under, permit any party to accelerate any rights under or terminate, or result in the creation of any lien, charge, or encumbrance pursuant to, any provision of any material contract, indenture, mortgage, lease, franchise, license, permit, authorization, instrument or agreement of any kind to which the Member is a party or by which the Member is bound or to which the properties or assets of the Member are subject; or (iii) will require the consent or approval of any other person other than such consents or approvals as have already have obtained.

(c) The Member is acquiring the Company Interest for its own account for investment purposes only, and not with a view to or for sale in connection with any distribution of the Company Interest.

(d)    The Member understands that the issuance of the Company Interest to the Member has not been registered under any federal or state securities law, in part based upon representations made by the Member, and cannot be resold except pursuant to this Agreement and unless it is registered under the Securities Act of 1933, as amended, and all applicable state statutes, or an exemption from registration is available therefrom. The Member acknowledges that the Company and the Manager are under no obligation to register or qualify the Company Interest.

(e)    The Member, by reason of its business or financial experience, has the capacity to protect its own interest in connection with the transaction and to evaluate the merits and risks of the proposed investment.

(f)    The Member understands that it must bear the economic risk of his investment for an indefinite period of time because of the transfer restrictions in this Agreement and because the Company Interest has not been registered under applicable securities laws and, therefore, cannot be sold or transferred except as provided in this Agreement and only if it is subsequently registered under applicable securities laws or an exemption from registration is available.

(g)    The Member has a reasonable understanding of the business in which the Company is to engage; has experience in making investment decisions of this type; has evaluated all of the risks of an investment in the Company; that in investing in the Company he is relying solely upon independent investigations made by him and that he and his attorney, accountant and\or other business advisors have been given an opportunity to ask questions of and receive answers from the Manager and its officers and directors concerning the Company; to the extent determined by the Member, he and such persons and his representatives have availed themselves of such opportunity to the fullest extent desired and received answers to such questions, if any; he and such persons have availed themselves of the opportunity to make such investigation of the documents, records and books pertaining to the Company as they desire; has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision.

(h)    The Member fully understands that the Total Capital Contribution will not have been committed to the Company as of the Effective Date of this Agreement. As such, each Member acknowledges and agrees that the Manager may admit as Additional Members those Persons who in the future make Capital Contributions to the Company and may take additional Capital Contributions from existing Members, until twelve months from the date of the Initial Closing.    Each Member further understands that as those Persons who make such Capital Contributions are admitted as Additional Members of the Company or as additional Capital Contributions may be accepted, the Company Interest of the Members shall be reduced to a percentage determined by dividing the Member’s Capital Contribution by the then total Capital Contribution to the Company.

(i)    The Member acknowledges that there are substantial restrictions on the transferability of the Company Interests pursuant to this Agreement, that there is no public market for such Company Interests, and that none is expected to develop, and that accordingly, it may not be possible for Member to liquidate its investment in the Company.

(j)    The Member is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and Section 413 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended. Each Member will provide to the Company, upon request by the Manager, additional certifications or other evidence in form and substance acceptable to the Manager in respect of the foregoing.

14.2.    Covenants of the Members. Each Member covenants on behalf of itself, its successors, permitted assigns, heirs, and personal representatives, to execute and deliver with acknowledgment or affidavit, if required:

(a)    All documents and writings that may be reasonably determined by the Manager to be necessary or appropriate to effect properly approved amendments to this Agreement, or amendments that the Manager is permitted to make without approval; and

(b)    All documents that may be reasonably determined by the Manager to be necessary or appropriate with respect to satisfying any tax or securities reporting or compliance responsibilities imposed upon the Company.

(c)    All documents that may be reasonably determined by the Manager to be necessary or appropriate with regard to the carrying out of the Company Business.

ARTICLE 15. APPOINTMENT OF THE MANAGER AS ATTORNEY-IN-FACT.

15.1.    Appointment and Powers.

(a)    Each Member irrevocably constitutes and appoints the Manager, with full power of substitution, as his true and lawful attorney-in-fact, with full power and authority in his name, place, and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including, without limitation, the following:

(i)    the Certificate;

(ii)    all other certificates and instruments and amendments thereto which the Manager deems appropriate to qualify or continue the Company as a limited liability company (or a Company in which the Members will have a limited liability comparable to that provided by the Act) in any jurisdiction in which the Company may conduct business;

(iii)    all instruments that the Manager deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement (including but not limited to an amendment reflecting the admission of Additional Members pursuant to Section 8.1(c) hereof);

(iv)    all conveyances and other instruments which the Manager deems appropriate to reflect the dissolution and termination of the Company;

(v)    all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company;

(vi)    any and all amendments and certificates of the Company necessary to admit Members to the Company, or to reflect any change or transfer of a Member’s Percentage Interest, or relating to the admission or increased Capital Contribution of a Member; or relating to a modification of the Note or to memorialize the actions permitted by Section 6.14, and

(vii    )all other instruments which may be required or permitted by law to be filed on behalf of the Company and which are not inconsistent with this Agreement.

(b)    The authority herein granted:

(i)    is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of any Member;

(ii)    may be exercised by a signature for each Member or by listing the names of all of the Members executing this Agreement with a single signature of any such Person acting on behalf of the Manager as attorney-in-fact for all of them;

(iii)    shall survive the delivery of an assignment by a Member of the whole or any portion of his Company Interest; provided that if the Assignee thereof has been approved by the Manager for admission to the Company as an Additional Member, this special power of attorney shall survive such Assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate.

15.2.    Presumption of Authority. Any person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by the Manager acting as attorney-in-fact, is authorized, regular and binding, without further inquiry.

ARTICLE 16. INDEMNIFICATION.

16.1    Exculpation. Except as otherwise provided herein (Comstock and the Members hereby acknowledging that nothing herein limits the liability of Comstock with respect to the Loan), no Indemnitee (as such term is defined below in Section 16.2) will be liable to the Company or to any Member for any act or failure to act pursuant to this Agreement or otherwise if such Person acted in good faith and if the actions of such Person did not constitute gross negligence, willful misconduct or fraud, to the maximum extent permitted by law or equity. No Indemnitee will be liable to the Company or to any Member for such Person’s good faith reliance on the provisions of this Agreement, the records of the Company, and upon any information, opinions, reports or statements presented to the Company by any of its Members, officers, employees, or by any other Person, as to matters such Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Copmany, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members may be paid.

16.2     Indemnification.

The Company will indemnify, defend and hold harmless the Manager, any member of the Manager and their respective Affiliates, and any and all officers, directors, employees, and agents of any of the foregoing (individually, an “Indemnitee”) to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint or several, expense of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Company, if both the Indemnitee acted in good faith and the actions of the Indemnitee did not constitute gross negligence, willful misconduct or fraud. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding will, to the extent of available funds, be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking satisfactory to the Manager by or on behalf of such Indemnified Person to repay such amount in the event of a final determination that such Indemnified Person is not entitled to be indemnified by the Company; provided, this does not limit the liability of Comstock with respect to the Loan. Any indemnification provided hereunder will be satisfied solely out of the assets of the Company, as an expense of the Company, and no Member will be subject to personal liability by reason of these indemnification provisions. The provisions of this Section 16 are for the benefit of the Indemnitees and will not create any rights for the benefit of any other Person.

ARTICLE 17. BANK ACCOUNTS AND BOOKS OF ACCOUNT.

17.1.    Accounts; Etc. All funds of the Company shall be deposited in such Company bank accounts as selected from time to time by the Manager. Withdrawals from any accounts or funds, or sale of any such instruments, may be made, at the election of the Manager, upon such signature or signatures as the Manager may from time to time designate.

17.2.    Financial Records. There shall be kept at the principal office of the Company just, true, and correct books of account, in which shall be entered fully and accurately each and every transaction of the Company. Each Member shall have access thereto at all reasonable times. The books shall be kept on the cash receipts and disbursements method or on an accrual method for the Company Accounting Year, as determined by the Manager. Any Member shall further have the right to a private audit of the books and records of the Company; provided, that such audit is made at the expense of the Member desiring the same and is made at reasonable times after reasonable advance notice to the Manager.

17.3.    Reports to Members. The Manager shall endeavor to furnish to the Members on or before forty five (45) days after the close of each fiscal quarter, internally generated investment reports indicating the then current status of a Member’s investment.

ARTICLE 18. NOTICE.

Notices provided for herein (which term shall include any responses by Members answering a request for consent) may be made by hand delivery, with receipt therefore, sent by certified or registered mail, return receipt requested, sent by first-class mail postage prepaid, delivered by recognized overnight delivery service or, except for notices to the Manager, sent by facsimile during normal business hours with confirmation of receipt, to the address of the recipient as shown on Schedule 1 attached hereto, unless notice of a change of address is given to the Company pursuant to the provisions of this Article, in which event such new address shall apply. Time periods shall commence on the date that notices are effective. Notices shall be deemed to be effective as follows: (i) upon delivery during normal business hours if by hand delivery, facsimile (other than to the Manager) or overnight delivery service; (ii) (ii) three (3) days after postmark, if sent by first class mail; and (iii) upon sending, if sent by facsimile or e-mail, unless a return or error message is generated within four hours thereafter.    Notices to the Manager shall not be deemed provided or otherwise be effective if sent by facsimile or e-mail. Notices to Comstock as Manager shall be sent to the following address:

Comstock Holding Companies, Inc.

1886 Metro Center Drive, Suite 410

Reston, Virginia 20190

Attn: Chief Financial Officer

With a copy to:

Comstock Holding Companies, Inc.

1886 Metro Center Drive, Suite 410

Reston, Virginia 20190

Attn: Jubal Thompson

ARTICLE 19. MISCELLANEOUS PROVISIONS.

19.1.    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. It supersedes any other prior agreement or understanding, oral or written, among the parties, with respect to such subject matter.

19.2.    Severability. If any term or provision of this Agreement, or the application thereof to any Person or circumstance, shall, to any extent, be held to be invalid or unenforceable, the remainder of this Agreement, or the application thereof to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not thereby be affected, and each other term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law or equity.

19.3.    Governing Law. This Agreement shall be construed in accordance with, and enforced under, the laws of the Commonwealth of Virginia.

19.4.    Third-Party Creditors. No Person who or that makes a non-recourse loan to the Company shall have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital, or property of the Company other than as a creditor.

19.5.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

19.6.    Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the legal representatives, heirs, executors, administrators, successors and, subject to the provisions hereof, the assigns of the respective parties hereto.

19.7.    Amendments. This Agreement may be amended only upon the consent of the Manager and Members owning at least eighty percent (80%) of all Company Interest in the Company, except as otherwise provided in this Agreement.

19.8.    Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit, or describe the scope or intent of any provisions or sections of this Agreement.

19.9.    Gender. Whenever the context so requires, reference herein to the neuter gender shall include the masculine and/or feminine gender and vice versa. Any reference herein to the singular shall include the plural and vice versa.

19.10.     Time. Time shall be of the essence with regard to all terms and conditions of this Agreement. Any date specified in this Agreement which is a Saturday, Sunday or legal holiday shall be extended into the first regular business day after such date which is not a Saturday, Sunday or legal holiday.

IN WITNESS WHEREOF, the undersigned Members have duly executed this Second Amended and Restated Operating Agreement of Comstock Growth Fund, L.C. effective for all purposes and in all respects as of the day and year first above written.

MANAGER:

Manager, by its execution and joinder hereof, agrees to be bound by all terms and conditions of this Agreement.

Comstock Holding Companies, Inc.

By:
Name:	Christopher Conover, Chief Financial Officer
Date:

MEMBERS:

By:

Name:

Date:

Individual Member Execution Sheets Follow

SCHEDULE 1-A TO THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF COMSTOCK GROWTH FUND, L.C.

SCHEDULE OF CAPITAL CONTRIBUTIONS AND COMPANY INTERESTS

OF CLASS A MEMBERS

SCHEDULE 1-B TO THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF COMSTOCK GROWTH FUND, L.C.

SCHEDULE OF CAPITAL CONTRIBUTIONS AND COMPANY INTERESTS

OF CLASS B MEMBERS